EXHIBIT 11



                             AMGEN INC.

                  COMPUTATION OF PER SHARE EARNINGS
                         PRIMARY COMPUTATION

                (In thousands, except per share data)
                             (Unaudited)


                                                Three Months Ended
                                                    March 31,
                                                 1995       1994
                                              --------   --------

Net income................................... $108,624   $ 93,460
                                              ========   ========

Applicable common and common stock
  equivalent shares:

   Weighted average shares of common stock
    outstanding during the period............  132,606    133,961

   Incremental number of shares outstanding
    during the period resulting from the
    assumed exercises of stock options and
    warrants.................................    7,146      7,410
                                              --------   --------
Weighted average shares of common stock and
  common stock equivalents outstanding during
  the period.................................  139,752    141,371
                                              ========    =======

Earnings per common share primary............ $    .78   $    .66
                                              ========   ========
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                                                           EXHIBIT 11



                             AMGEN INC.

                  COMPUTATION OF PER SHARE EARNINGS
                      FULLY DILUTED COMPUTATION

                (In thousands, except per share data)
                             (Unaudited)


                                                Three Months Ended
                                                    March 31,
                                                 1995       1994
                                              --------   --------

Net income................................... $108,624   $ 93,460
                                              ========   ========

Applicable common and common stock
  equivalent shares:

   Weighted average shares of common stock
    outstanding during the period............  132,606    133,961

   Incremental number of shares outstanding
    during the period resulting from the
    assumed exercises of stock options and
    warrants.................................    7,525      7,410
                                              --------   --------

Weighted average shares of common stock and
  common stock equivalents outstanding during
  the period.................................  140,131    141,371
                                              ========   ========

Earnings per common share fully diluted...... $    .78   $    .66
                                              ========   ========
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